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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


[X]   Current Report Pursuant to Section 13 or 15(d) of the
      Securities and Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  MAY 25, 2001


                           NE RESTAURANT COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number 333-62775


           DELAWARE                                     06-1311266
--------------------------------------------------------------------------------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                    Identification Number)


5 CLOCK TOWER PLACE, MAYNARD, MASSACHUSETTS                01754
--------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (978) 897-1400


                                       N/A
          (Former Name or former address, if changed since last report)


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Item 5.  Other Information

       On May 25, 2001, NE Restaurant Company, Inc. (the "Company") commenced a tender offer and consent solicitation for up to $43 Million of its outstanding $100 Million 10 3/4% Senior Notes due 2008 (the "Notes"). The source of the consideration for the tender offer and consent solicitation is a portion of the net proceeds received from the Company's sale of forty Chili's Grill & Bar and seven On The Border Mexican Grill & Cantina restaurants to Brinker International, Inc. in April 2001 (see Note 3 of Notes to Consolidated Financial Statements included in the Company's Form 10-Q filed on May 18, 2001).

       The tender offer and the consent solicitation are subject to the terms and conditions in the Offer to Purchase and Consent Solicitation Statement dated May 25, 2001. The expiration date of the tender offer is 5:00 p.m., E.D.T. on June 26, 2001, unless extended by the Company. The consent solicitation deadline is expected to be 5:00 p.m., E.D.T. on June 13, 2001, subject to extension.

       The total consideration offered in the tender offer and the consent solicitation is $705 per $1,000 principal amount of the Notes. By means of the consent solicitation, the Company is seeking consents from the registered holders of the Notes ("Holders") to a proposed amendment to the Indenture relating to such Notes. Holders will not be required to tender their Notes in order to consent to the proposed amendment, but Holders will be required to consent to the proposed amendment in order to tender. If all the conditions to the consent solicitation are satisfied, Holders who deliver consents on or prior to the consent solicitation deadline will receive a consent payment of $5 per $1,000 principal amount of the Notes held by such Holder. The total consideration for a valid tender and consent includes the $5 consent payment. Holders who tender their Notes after the consent solicitation deadline will receive the total consideration minus the consent payment.

       The tender offer and consent solicitation are subject to certain conditions, which may be waived by the Company. The Company reserves the right to withdraw or modify the terms of the tender offer and consent solicitation.

       As of May 25, 2001, the Company owned and operated 74 Bertucci's Brick Oven Pizzeria restaurants in ten states.


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       The statements contained herein that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by general business and economic conditions, the impact of competition, the seasonality of the company's business, governmental regulations, and inflation.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits.

       (c) Exhibits.

       99.1 Press Release dated June 25, 2001.





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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                NE RESTAURANT COMPANY, INC.
                                         ---------------------------------------
                                                    (Registrant)




Date: June 8, 2001                       BY: /s/ KURT J. SCHNAUBELT
                                            ------------------------------------
                                            Kurt J. Schnaubelt
                                            Vice President - Finance and Chief
                                            Accounting Officer